EXHIBIT 99

August 1, 2024

Cummins Reports Strong Second Quarter 2024 Results

•Record second quarter revenues of $8.8 billion; GAAP1 Net Income of $726 million
•EBITDA in the second quarter was 15.3% of sales; Diluted EPS of $5.26
•Full year revenues are expected to range from down 3% to flat; an improvement from prior guidance of down 2% to 5%.
•EBITDA is now expected to be in the range of 15.0% to 15.5%; an increase from previous guidance of 14.5% to 15.5%.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the second quarter of 2024.

“We achieved record quarterly sales and solid profitability in the second quarter, led by significant improvement in our Power Systems business,” said Jennifer Rumsey, Chair and CEO of Cummins. “As we shared during our Analyst Day in May, our Destination Zero strategy is the right strategy for growing our business and meeting our customers’ needs today and in the future. We continue to deliver innovative technologies for our customers, execute on our financial commitments, and strengthen our position in key markets. I want to thank our talented employees for their continued efforts to drive business results and make Cummins more competitive across the globe.”

Second quarter revenues of $8.8 billion increased 2% from the same quarter in 2023. Sales in North America increased 4% while international revenues decreased 2%.

Net income attributable to Cummins in the second quarter was $726 million, or $5.26 per diluted share, compared to $720 million, or $5.05 per diluted share, in 2023. The second quarter of 2023 included costs related to the separation of Atmus of $23 million, or $0.13 per diluted share. The tax rate in the second quarter was 23.0% including $9 million, or $0.07 per diluted share, of favorable discrete tax items.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter were $1.3 billion, or 15.3% of sales, compared to $1.3 billion, or 15.1% of sales, a year ago. EBITDA for the second quarter of 2023 included the costs related to the separation of Atmus noted above.

2024 Outlook:

Based on its current forecast, Cummins is raising its full-year 2024 revenue guidance to be down 3% to flat, due to stronger than expected demand across several markets, especially in North America on-highway and power generation. EBITDA is expected to be in the range of 15.0% to 15.5%, raising the midpoint and narrowing the range of the previous guidance of 14.5% to 15.5%.

Cummins plans to continue generating strong operating cash flow and returns for shareholders and is committed to our long-term strategic goal of returning 50% of operating cash flow back to shareholders. In the near term, we will focus on reinvesting for profitable growth, dividends and reducing debt.

“We have raised our expectations on revenue and profitability for 2024 due to continued demand for Cummins’ products and services. We still expect slowing demand in the North America heavy-duty truck market in the second half of the year,” said Rumsey. “Despite the lower outlook for the second half, Cummins is in a strong position to keep investing in future growth, bringing new technologies to customers and returning cash to shareholders.”

Second Quarter 2024 Highlights:

•Cummins announced an increase in the quarterly common stock cash dividend from $1.68 to $1.82 per share. The company has increased the quarterly dividend to shareholders for 15 consecutive years.

•Accelera™ by Cummins, Daimler Trucks & Buses and PACCAR completed the formation of their joint venture, now known as Amplify Cell Technologies, to localize battery cell production and the battery supply chain in the United States. This strategic collaboration will advance zero-emissions technology for electric commercial vehicles and industrial applications. Amplify began construction of a 21-gigawatt hour (GWh) factory in Marshall County, Miss., with potential for further expansion as demand grows. The factory is expected to create more than 2,000 U.S. manufacturing jobs and is targeting the start of production in 2027.

•Cummins and Isuzu announced the launch of a new 6.7-liter engine designed for use in Isuzu’s new medium-duty truck lineup. The “Isuzu DB6A” will power on-highway truck applications built for the Japanese market and will be available for the Asia Pacific markets and other global markets later this year. Cummins also announced plans to launch a battery electric powertrain for Isuzu’s F-series in North America. Availability of the medium-duty truck is expected in 2026 and will include Accelera’s next generation lithium iron phosphate (LFP) battery technology.

•Cummins hosted its biennial Analyst Day and shared plans to raise its long-term financial expectations, relative to its prior Analyst Day, and deliver increasing returns to shareholders.

•For the third consecutive year, Morgan Stanley Capital International (MSCI) awarded Cummins a AAA rating – the highest in the industry – for the ability to manage the most significant environmental, social and governance risks and opportunities relative to peers.

•In July, Accelera was awarded $75 million for zero-emissions manufacturing from the Department of Energy to convert approximately 360,000 sq. ft. of existing manufacturing space at our Columbus (Indiana) Engine Plant for zero-emissions components and electric powertrain systems. The $75 million grant is the largest federal grant ever awarded solely to Cummins and is part of the appropriations related to the Inflation Reduction Act.

Second quarter 2024 detail (all comparisons to same period in 2023):

Components Segment

•Sales - $3.0 billion, down 13%
•Segment EBITDA - $406 million, or 13.6% of sales compared to $486 million, or 14.2% of sales, which included the Atmus business and $18 million of costs related to the separation of Atmus
•Revenues in North America decreased by 10% and international sales decreased by 17% primarily due to the separation of Atmus and lower demand in China and Europe.

Engine Segment

•Sales - $3.2 billion, up 5%
•Segment EBITDA - $445 million, or 14.1% of sales, compared to $425 million, or 14.2% of sales
•Revenues increased 7% in North America and increased 2% in international markets due to strong demand in the North American medium-duty truck market and pricing actions.

Distribution Segment

•Sales - $2.8 billion, up 9%
•Segment EBITDA - $314 million, or 11.1% of sales, compared to $299 million, or 11.5% of sales
•Revenues in North America increased 6% and international sales increased by 16% driven by increased demand for power generation products and pricing actions.

Power Systems Segment

•Sales - $1.6 billion, up 9%
•Segment EBITDA - $301 million, or 18.9% of sales, compared to $201 million, or 13.8% of sales
•Power generation revenues increased 16% driven by increased global demand, particularly for the data center market. Industrial revenues increased 2% primarily due to strong mining demand more than offsetting weaker demand in oil and gas markets.

Accelera Segment

•Sales - $111 million, up 31%
•Segment EBITDA loss - $117 million
•Revenues increased due to increased electrolyzer installations.
•Costs associated with the development of electric powertrains, fuel cells and electrolyzers, as well as products to support battery electric vehicles are contributing to EBITDA losses.
1 Generally Accepted Accounting Principles
About Cummins Inc.
Cummins Inc., a global power solutions leader, is comprised of five business segments – Components, Engine, Distribution, Power Systems and Accelera by Cummins – supported by our global manufacturing and extensive service and support network, skilled workforce and vast technological expertise. Cummins is committed to its Destination Zero strategy, which is grounded in the company’s commitment to sustainability and helping its customers successfully navigate the energy transition with its broad portfolio of products. The products range from advanced diesel, natural gas, electric and hybrid powertrains and powertrain-related components including, aftertreatment, turbochargers, fuel systems, valvetrain technologies, controls systems, air handling systems, automated transmissions, axles, drivelines, brakes, suspension systems, electric power generation systems, batteries, electrified power systems, hydrogen production technologies and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 75,500 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment, and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $735 million on sales of $34.1 billion in 2023. See how Cummins is powering a world that's always on by accessing news releases and more information at https://www.cummins.com/.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward-looking statements include, without limitation, statements relating to our plans and expectations for our revenues, EBITDA and the Settlement Agreements to resolve regulatory proceedings regarding our emissions certification and compliance process for certain engines primarily used in pick-up truck applications in the U.S. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse consequences resulting from entering into the Settlement Agreements, including required additional mitigation projects, adverse reputational impacts and potential resulting legal actions; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emission standards around the world; evolving environmental and climate change legislation and regulatory initiatives; changes in international, national and regional trade laws, regulations and policies; changes in taxation; global legal and ethical compliance costs and risks; future bans or limitations on the use of diesel-powered products; failure to successfully integrate and / or failure to fully realize all of the anticipated benefits of the acquisition of Meritor, Inc.; raw material, transportation and labor price fluctuations and supply shortages; aligning our capacity and production with our demand; the actions of, and income from, joint ventures and other investees that we do not directly control; large truck manufacturers' and original equipment manufacturers' customers discontinuing outsourcing their engine supply needs or experiencing financial distress, or change in control; product recalls; variability in material and commodity costs; the development of new technologies that reduce demand for our current products and services; lower than expected acceptance of new or existing products or services; product liability claims; our sales mix of products; climate change, global warming, more stringent climate change regulations, accords, mitigation efforts, greenhouse gas regulations or other legislation designed to address climate change; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; increasing interest rates; challenging markets for talent and ability to attract, develop and retain key personnel; exposure to potential security breaches or other disruptions to our information technology environment and data security; political, economic and other risks from operations in numerous countries including political, economic and social uncertainty and the evolving globalization of our business; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; failure to meet environmental, social and governance (ESG) expectations or standards, or achieve our ESG goals; labor relations or work stoppages; foreign currency exchange rate changes; the performance of our pension plan assets and volatility of discount rates; the price and availability of energy; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2023 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.
Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release, except for forward-looking measures of EBITDA where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the non-cash items that are excluded from the non-GAAP outlook measure. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.
Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EDT. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
	June 30,
In millions, except per share amounts	2024	2023
NET SALES	$8,796	$8,638
Cost of sales	6,603	6,490
GROSS MARGIN	2,193	2,148
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	828	873
Research, development and engineering expenses	379	384
Equity, royalty and interest income from investees	103	133
Other operating expense, net	44	27
OPERATING INCOME	1,045	997
Interest expense	109	99
Other income, net	41	51
INCOME BEFORE INCOME TAXES	977	949
Income tax expense	225	212
CONSOLIDATED NET INCOME	752	737
Less: Net income attributable to noncontrolling interests	26	17
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$726	$720

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$5.30	$5.08
Diluted	$5.26	$5.05

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	137.1	141.7
Diluted	137.9	142.5

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Six months ended
	June 30,
In millions, except per share amounts	2024	2023
NET SALES	$17,199	$17,091
Cost of sales	12,965	12,914
GROSS MARGIN	4,234	4,177
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,667	1,626
Research, development and engineering expenses	748	734
Equity, royalty and interest income from investees	226	252
Other operating expense, net	77	46
OPERATING INCOME	1,968	2,023
Interest expense	198	186
Other income, net	1,428	141
INCOME BEFORE INCOME TAXES	3,198	1,978
Income tax expense	418	435
CONSOLIDATED NET INCOME	2,780	1,543
Less: Net income attributable to noncontrolling interests	61	33
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$2,719	$1,510

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$19.53	$10.66
Diluted	$19.42	$10.60

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	139.2	141.6
Diluted	140.0	142.5

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	June 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$1,590	$2,179
Marketable securities	593	562
Total cash, cash equivalents and marketable securities	2,183	2,741
Accounts and notes receivable, net	5,606	5,583
Inventories	5,857	5,677
Prepaid expenses and other current assets	1,316	1,197
Total current assets	14,962	15,198
Long-term assets
Property, plant and equipment, net	6,053	6,249
Investments and advances related to equity method investees	1,828	1,800
Goodwill	2,394	2,499
Other intangible assets, net	2,502	2,519
Pension assets	1,192	1,197
Other assets	2,389	2,543
Total assets	$31,320	$32,005

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$4,405	$4,260
Loans payable	329	280
Commercial paper	1,581	1,496
Current maturities of long-term debt	167	118
Accrued compensation, benefits and retirement costs	801	1,108
Current portion of accrued product warranty	660	667
Current portion of deferred revenue	1,311	1,220
Other accrued expenses	1,890	3,754
Total current liabilities	11,144	12,903
Long-term liabilities
Long-term debt	5,426	4,802
Deferred revenue	1,046	966
Other liabilities	3,128	3,430
Total liabilities	$20,744	$22,101

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.5 and 222.5 shares issued	$2,582	$2,564
Retained earnings	20,101	17,851
Treasury stock, at cost, 85.5 and 80.7 shares	(10,797)	(9,359)
Accumulated other comprehensive loss	(2,335)	(2,206)
Total Cummins Inc. shareholders’ equity	9,551	8,850
Noncontrolling interests	1,025	1,054
Total equity	$10,576	$9,904
Total liabilities and equity	$31,320	$32,005

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Three months ended
	June 30,
In millions	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$752	$737
Adjustments to reconcile consolidated net income to net cash (used in) provided by operating activities
Depreciation and amortization	263	257
Deferred income taxes	(61)	(94)
Equity in income of investees, net of dividends	(8)	(46)
Pension and OPEB expense	10	2
Pension contributions and OPEB payments	(11)	(11)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(150)	(14)
Inventories	(115)	(140)
Other current assets	24	5
Accounts payable	(64)	(316)
Accrued expenses	(1,540)	110
Other, net	49	(7)
Net cash (used in) provided by operating activities	(851)	483

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(240)	(221)
Acquisition of businesses, net of cash acquired	1	(134)
Investments in marketable securities—acquisitions	(334)	(322)
Investments in marketable securities—liquidations	254	275
Other, net	(81)	24
Net cash used in investing activities	(400)	(378)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	84	694
Net borrowings (payments) of commercial paper	972	(629)
Payments on borrowings and finance lease obligations	(475)	(86)
Dividend payments on common stock	(230)	(223)
Other, net	(43)	4
Net cash provided by (used in) financing activities	308	(240)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(8)	(43)
Net decrease in cash and cash equivalents	(951)	(178)
Cash and cash equivalents at beginning of period	2,541	1,980
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,590	$1,802

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Six months ended
	June 30,
In millions	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$2,780	$1,543
Adjustments to reconcile consolidated net income to net cash (used in) provided by operating activities
Gain related to divestiture of Atmus	(1,333)	—
Depreciation and amortization	528	503
Deferred income taxes	(99)	(132)
Equity in income of investees, net of dividends	(86)	(113)
Pension and OPEB expense	19	3
Pension contributions and OPEB payments	(59)	(103)
Changes in current assets and liabilities, net of acquisitions and divestitures
Accounts and notes receivable	(161)	(635)
Inventories	(469)	(403)
Other current assets	(151)	(137)
Accounts payable	263	65
Accrued expenses	(1,933)	261
Other, net	126	126
Net cash (used in) provided by operating activities	(575)	978

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(409)	(414)
Acquisition of businesses, net of cash acquired	(58)	(134)
Investments in marketable securities—acquisitions	(713)	(648)
Investments in marketable securities—liquidations	685	620
Cash associated with Atmus divestiture	(174)	—
Other, net	(137)	(30)
Net cash used in investing activities	(806)	(606)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	2,482	737
Net borrowings (payments) of commercial paper	85	(658)
Payments on borrowings and finance lease obligations	(1,223)	(228)
Dividend payments on common stock	(469)	(445)
Other, net	(68)	(9)
Net cash provided by (used in) financing activities	807	(603)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(15)	(68)
Net decrease in cash and cash equivalents	(589)	(299)
Cash and cash equivalents at beginning of year	2,179	2,101
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,590	$1,802

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
REORGANIZATION WITHIN CERTAIN SEGMENTS
Beginning in the second quarter of 2024, we realigned certain businesses within our Components segment to be consistent with how our segment manager now monitors performance. We reorganized the businesses to combine the engine components and software and electronics businesses into the newly formed components and software business. We also renamed our axles and brakes business to “drivetrain and braking systems.” We began reporting results for these changes within our Components segment effective April 1, 2024, and reflected these changes in the historical periods presented. The changes had no impact on our consolidated results. The adjusted prior period balances for the newly combined engine components and software business are shown below:
Components Segment
External sales in 2024, 2023 and 2022 for our Components segment by business, as adjusted, were as follows:

2024
In millions	Q1
Drivetrain and braking systems	$1,232
Emission solutions	856
Components and software	300
Atmus	289
Automated transmission	165
Total sales	$2,842

2023
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,272	$1,249	$1,177	$1,124	$4,822
Emission solutions	939	842	803	841	3,425
Components and software	312	312	289	312	1,225
Atmus	342	341	324	338	1,345
Automated transmissions	178	180	187	169	714
Total sales	$3,043	$2,924	$2,780	$2,784	$11,531

2022
In millions	YTD
Drivetrain and braking systems	$1,879
Emission solutions	3,086
Components and software	1,030
Atmus	1,259
Automated transmissions	593
Total sales	$7,847
Consolidated sales in 2024, 2023, and 2022 for our Components segment by business, as adjusted, are presented in the segment sales data section below.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Three months ended June 30, 2024
External sales	$2,518		$2,468	$2,821	$888	$101	$8,796	$—	$8,796
Intersegment sales	464		683	8	701	10	1,866	(1,866)	—
Total sales	2,982		3,151	2,829	1,589	111	10,662	(1,866)	8,796
Research, development and engineering expenses	81		167	14	63	54	379	—	379
Equity, royalty and interest income (loss) from investees	13		48	24	26	(8)	103	—	103
Interest income	9		7	11	3	—	30	—	30
EBITDA (2)	406		445	314	301	(117)	1,349	(4)	1,345
Depreciation and amortization (3)	121		61	30	32	15	259	—	259

EBITDA as a percentage of segment sales	13.6%		14.1%	11.1%	18.9%	NM	12.7%		15.3%

Three months ended June 30, 2023
External sales	$2,924		$2,263	$2,576	$794	$81	$8,638	$—	$8,638
Intersegment sales	501		725	19	663	4	1,912	(1,912)	—
Total sales	3,425		2,988	2,595	1,457	85	10,550	(1,912)	8,638
Research, development and engineering expenses	103		148	15	66	52	384	—	384
Equity, royalty and interest income (loss) from investees	24		71	24	18	(4)	133	—	133
Interest income	7		7	8	2	1	25	—	25
EBITDA (2)	486	(4)	425	299	201	(114)	1,297	7	1,304
Depreciation and amortization (3)	125		56	28	32	15	256	—	256

EBITDA as a percentage of segment sales	14.2%		14.2%	11.5%	13.8%	NM	12.3%		15.1%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended June 30, 2024 and 2023, except for $5 million of costs associated with the divestiture of Atmus Filtration Technologies Inc. (Atmus) in 2023.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. A portion of depreciation expense is included in research, development and engineering expenses.

(4) Included $18 million of costs associated with the divestiture of Atmus.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Components		Engine	Distribution	Power Systems	Accelera	Total Segments	Intersegment Eliminations (1)	Total
Six months ended June 30, 2024
External sales	$5,360		$4,708	$5,350	$1,596	$185	$17,199	$—	$17,199
Intersegment sales	954		1,371	14	1,382	19	3,740	(3,740)	—
Total sales	6,314		6,079	5,364	2,978	204	20,939	(3,740)	17,199
Research, development and engineering expenses	165		321	28	123	109	746	2	748
Equity, royalty and interest income (loss) from investees	39		105	48	45	(11)	226	—	226
Interest income	17		14	22	6	—	59	—	59
EBITDA (2)	879	(3)	859	608	538	(218)	2,666	1,251	3,917
Depreciation and amortization (4)	246		119	61	66	29	521	—	521

EBITDA as a percentage of total sales	13.9%		14.1%	11.3%	18.1%	NM	12.7%		22.8%

Six months ended June 30, 2023
External sales	$5,967		$4,515	$4,975	$1,473	$161	$17,091	$—	$17,091
Intersegment sales	1,015		1,459	26	1,327	9	3,836	(3,836)	—
Total sales	6,982		5,974	5,001	2,800	170	20,927	(3,836)	17,091
Research, development and engineering expenses	194		282	29	129	100	734	—	734
Equity, royalty and interest income (loss) from investees	45		136	48	31	(8)	252	—	252
Interest income	13		10	15	4	1	43	—	43
EBITDA (2)	993	(3)	882	634	420	(208)	2,721	(56)	2,665
Depreciation and amortization (4)	248		107	56	61	29	501	—	501

EBITDA as a percentage of total sales	14.2%		14.8%	12.7%	15.0%	NM	13.0%		15.6%

"NM" - not meaningful information
(1) Included intersegment sales, intersegment profit in inventory and unallocated corporate expenses. The six months ended June 30, 2024, included a $1.3 billion gain related to the divestiture of Atmus and $14 million of costs associated with the divestiture of Atmus. The six months ended June 30, 2023, included $11 million of costs associated with the divestiture of Atmus.

(2) EBITDA is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and noncontrolling interests. We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.

(3) Included $21 million and $30 million of costs associated with the divestiture of Atmus for the six months ended June 30, 2024 and 2023, respectively.
(4) Depreciation and amortization, as shown on a segment basis, excluded the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as interest expense. The amortization of debt discount and deferred costs was $7 million and $2 million for the six months ended June 30, 2024 and 2023, respectively. A portion of depreciation expense is included in research, development and engineering expenses.

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES
Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2024	2023	2024	2023
Manufacturing entities
Chongqing Cummins Engine Company, Ltd.	$21	$13	$36	$22
Dongfeng Cummins Engine Company, Ltd.	15	18	37	37
Beijing Foton Cummins Engine Co., Ltd.	10	9	23	25
Tata Cummins, Ltd.	7	7	16	15
All other manufacturers	11	32	34	51
Distribution entities
Komatsu Cummins Chile, Ltda.	14	13	27	27
All other distributors	2	4	7	7
Cummins share of net income	80	96	180	184
Royalty and interest income	23	37	46	68
Equity, royalty and interest income from investees	$103	$133	$226	$252
INCOME TAXES
Our effective tax rate for 2024 is expected to approximate 24.0 percent, excluding any discrete items that may arise.
Our effective tax rates for the three and six month periods ended June 30, 2024, were 23.0 percent and 13.1 percent, respectively. Our effective tax rates for the three and six months ended June 30, 2023, were 22.3 percent and 22.0 percent, respectively.
The three months ended June 30, 2024, contained favorable discrete tax items of $9 million, or $0.07 per share, primarily due to share-based compensation tax benefits.
The six months ended June 30, 2024, contained favorable discrete tax items primarily due to the $1.3 billion non-taxable gain on the Atmus split-off. Other discrete tax items were $30 million, or $0.21 per share, primarily due to adjustments related to audit settlements and share-based compensation benefits.
The three months ended June 30, 2023, contained net unfavorable discrete tax items of $3 million, or $0.02 per share.
The six months ended June 30, 2023, contained net discrete tax items of zero, as the result of offsetting amounts for the first two quarters, primarily due to share-based compensation tax benefits and other discrete items.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, depreciation and amortization and noncontrolling interests (EBITDA)
We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors. We believe EBITDA excluding special items is a useful measure of our operating performance without regard to the impact of the gain recognized and costs associated with the divestiture of Atmus and restructuring actions. This statement excludes forward looking measures of EBITDA where a reconciliation to the corresponding accounting principles generally accepted in the United States (GAAP) measures is not available due to the variability, complexity and limited visibility of non-cash items that are excluded from the non-GAAP outlook measure.
EBITDA is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of net income attributable to Cummins Inc. to EBITDA for each of the applicable periods:

	Three months ended		Six months ended
	June 30,		June 30,
In millions	2024	2023	2024	2023
Net income attributable to Cummins Inc.	$726	$720	$2,719	$1,510

Net income attributable to Cummins Inc. as a percentage of net sales	8.3%	8.3%	15.8%	8.8%

Add:
Net income attributable to noncontrolling interests	26	17	61	33
Consolidated net income	752	737	2,780	1,543

Add:
Interest expense	109	99	198	186
Income tax expense	225	212	418	435
Depreciation and amortization	259	256	521	501
EBITDA	$1,345	$1,304	$3,917	$2,665

EBITDA as a percentage of net sales	15.3%	15.1%	22.8%	15.6%

Less:
Gain related to the divestiture of Atmus	—	—	1,333	—
Add:
Atmus divestiture costs	—	23	35	41
Restructuring actions	—	—	29	—
EBITDA, excluding the impact of gain recognized and costs associated with the divestiture of Atmus and restructuring actions	$1,345	$1,327	$2,648	$2,706

EBITDA, excluding the impact of gain recognized and costs associated with the divestiture of Atmus and restructuring actions, as a percentage of net sales	15.3%	15.4%	15.4%	15.8%

CUMMINS INC. AND SUBSIDIARIES
SEGMENT SALES DATA
(Unaudited)
Components Segment Sales by Business
Sales for our Components segment by business, adjusted for the reorganized businesses as noted above, were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,232	$1,256	$—	$—	$2,488
Emission solutions	971	941	—	—	1,912
Components and software	611	623	—	—	1,234
Atmus (1)	353	—	—	—	353
Automated transmissions	165	162	—	—	327
Total sales	$3,332	$2,982	$—	$—	$6,314

(1) Included sales through the March 18, 2024, divestiture.

2023
In millions	Q1	Q2	Q3	Q4	YTD
Drivetrain and braking systems	$1,272	$1,249	$1,177	$1,124	$4,822
Emission solutions	1,056	964	893	922	3,835
Components and software	633	616	583	577	2,409
Atmus	417	417	396	399	1,629
Automated transmissions	179	179	187	169	714
Total sales	$3,557	$3,425	$3,236	$3,191	$13,409

2022
In millions	YTD
Drivetrain and braking systems	$1,879
Emission solutions	3,494
Components and software	2,213
Atmus	1,557
Automated transmissions	593
Total sales	$9,736
Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,059	$1,184	$—	$—	$2,243
Medium-duty truck and bus	995	1,074	—	—	2,069
Light-duty automotive	438	461	—	—	899
Off-highway	436	432	—	—	868
Total sales	$2,928	$3,151	$—	$—	$6,079

2023
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$1,114	$1,117	$1,116	$1,052	$4,399
Medium-duty truck and bus	903	942	931	894	3,670
Light-duty automotive	439	445	455	423	1,762
Off-highway	530	484	429	410	1,853
Total sales	$2,986	$2,988	$2,931	$2,779	$11,684

Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2024
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,600	37,500	—	—	71,100
Medium-duty	75,800	79,600	—	—	155,400
Light-duty	54,800	57,200	—	—	112,000
Total units	164,200	174,300	—	—	338,500

2023
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	34,700	36,400	36,300	34,500	141,900
Medium-duty	78,900	76,000	71,300	67,900	294,100
Light-duty	55,000	53,600	53,300	49,600	211,500
Total units	168,600	166,000	160,900	152,000	647,500
Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,001	$990	$—	$—	$1,991
Power generation	707	954	—	—	1,661
Engines	421	437	—	—	858
Service	406	448	—	—	854
Total sales	$2,535	$2,829	$—	$—	$5,364

2023
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$1,057	$1,019	$995	$1,000	$4,071
Power generation	492	614	606	797	2,509
Engines	456	531	511	499	1,997
Service	401	431	423	417	1,672
Total sales	$2,406	$2,595	$2,535	$2,713	$10,249

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2024
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$853	$987	$—	$—	$1,840
Industrial	420	478	—	—	898
Generator technologies	116	124	—	—	240
Total sales	$1,389	$1,589	$—	$—	$2,978

2023
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$770	$854	$850	$866	$3,340
Industrial	455	468	475	456	1,854
Generator technologies	118	135	119	107	479
Total sales	$1,343	$1,457	$1,444	$1,429	$5,673
High-horsepower unit shipments by engine classification were as follows:

2024
Units	Q1	Q2	Q3	Q4	YTD
Power generation	3,000	3,700	—	—	6,700
Industrial	1,300	1,500	—	—	2,800
Total units	4,300	5,200	—	—	9,500

2023
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,900	3,300	2,800	3,300	12,300
Industrial	1,500	1,600	1,800	1,800	6,700
Total units	4,400	4,900	4,600	5,100	19,000